Exhibit 10.2

Execution Version

Mitsui Sumitomo Insurance Company, Limited

9, Kanda-Surugadai 3-Chome, Chiyoda-ku, Tokyo, 101-8011, Japan

Attention: International Business Department

E-mail: [***]; [***];

Tel: [***]

March 28, 2025

W. R. Berkley Corporation

475 Steamboat Road

Greenwich, CT 06830

Attention:	General Counsel
E-mail:	[***]
[***]
Tel:	[***]

Ladies and Gentlemen:

This letter agreement is being entered into in connection with the proposed acquisition by Mitsui Sumitomo Insurance Company, Limited (“MSI”) of fifteen percent (15%) of the issued and outstanding shares entitled to vote on the election of directors of W. R. Berkley Corporation (the “Company”) pursuant to that certain Framework Agreement (the “Framework Agreement”) entered into on the date of this letter agreement (the “Effective Date”) by and between MSI and WR Berkley & Others LLC (“Family Holdings”).

MSI and the Company agree as follows:

1.

Regulatory Cooperation. The Company and MSI will reasonably cooperate with each other, at MSI’s sole cost and expense, in connection with the making of any filing or application with any insurance regulators, competition authorities, foreign investment authorities or other governmental authority as may be necessary in order to consummate the transactions contemplated by the Framework Agreement as agreed by MSI, the Company and Family Holdings (the “Regulatory Filings”), including by using good faith efforts to provide information that may be required about the Company and its subsidiaries in connection with the Regulatory Filings; provided that, nothing in this letter agreement shall require the Company or any of its controlled affiliates to agree to (i) any prohibition of or limitation on the ownership or operation of any portion of their respective businesses or assets, (ii) divest, hold separate or otherwise dispose of any portion of its or their respective businesses or assets, or (iii) any other limitation on its or their ability to control their respective businesses or operations. In furtherance of this regulatory cooperation, each of MSI and the Company will use good faith efforts to provide the other with information as may be reasonably requested by the other in order to complete any such filing or application and provide to the other copies of all such filings or applications promptly after they have been filed or provided to the applicable governmental authority. MSI shall use its reasonable best efforts to seek confidential treatment of any Regulatory Filing, to the extent permissible under applicable law.

MSI will provide the Company with a reasonable opportunity to review and discuss in advance all Regulatory Filings to be made or submitted by or on behalf of MSI, and MSI will use its reasonable best efforts to (i) keep the Company promptly informed of any substantive communications received in connection with any proceedings under or relating to any Regulatory Filing (and in the case of substantive written communications, furnish the Company with a copy of such communications), and (ii) provide the Company a reasonable opportunity to attend and participate in substantive meetings and conversations with any such governmental authority (whether in person or otherwise). Notwithstanding any of the foregoing, MSI will not be required to provide copies of any filings it makes with or communications it has with, or to permit attendance at meetings or conversations with, the Japanese Financial Services Agency (or other regulator of its business that does not also regulate the Company and its subsidiaries); provided that, with respect to any such filings or communications that are not provided, MSI shall provide the Company with excerpts of such filings or communications to the extent such excerpt includes or summarizes any substantive information about the Company or its subsidiaries. Any Regulatory Filing or communication (or excerpt thereof) furnished to the Company hereunder that is in a language other than English shall be provided to the Company with a true and complete English translation.

Without limiting the generality of the foregoing, promptly following the Effective Date, MSI, the Company and Family Holdings shall submit a draft joint voluntary notice to Committee on Foreign Investment in the United States (“CFIUS”) pursuant to 31 C.F.R. § 800.501 with respect to the transactions contemplated by the Framework Agreement, and, as promptly as reasonably practicable after addressing any comments received from CFIUS concerning the draft joint voluntary notice, submit a joint voluntary notice to CFIUS pursuant to 31 C.F.R. § 800.501 with respect to the transactions contemplated by the Framework Agreement.

MSI shall provide the Company, with reasonable promptness, such information and data with respect to MSI and Symphony Partners, LLC as may be necessary for the Company or its subsidiaries to comply with its or their respective reporting, regulatory or other legal requirements, and the Company shall provide MSI with excerpts of any regulatory filings or communications to the extent such excerpt includes or summarizes any substantive information about MSI or Symphony Partners, LLC.

2.

Accounting Cooperation. As stated in the Framework Agreement, a key purpose of the transactions contemplated by the Framework Agreement is to allow for MSI to account for its investment in Symphony Partners, LLC and Symphony Partners, LLC’s interests in the Company on the equity method under the accounting standards applicable to MSI. The Company agrees, at MSI’s sole cost and expense, from and after the Closing Date (as defined in the Framework Agreement), to (i) use its good faith efforts to provide MSI and its auditors with assistance and access to publicly available information, and such non-public information as the Company may reasonably agree to share in its sole discretion, in each case as may be reasonably requested in writing by MSI or its auditors to allow for the conversion by MSI of the Company’s financial statements from generally accepted accounting principles in the United States to international accounting standards issued by the International Financial Reporting Standards Foundation and the International

Accounting Standards Board, as in effect from time to time, as soon as reasonably practicable following the later of (a) the submission or filing of the Company’s and its subsidiaries’ financial statements to any regulatory authority and (b) the completion of the Company’s and its subsidiaries’ financial statements by its respective finance team or any audit or review by the Company’s external auditors for each quarter and fiscal year end, and (ii) discuss the Company’s financial statements with MSI’s auditors as necessary for the purpose of their audit of MSI’s financial statements. Any such assistance and access shall be upon reasonable prior notice, occur during normal business hours and be conducted in a manner that does not unreasonably interfere with the business and operations of the Company, and prior to receiving any such assistance or access MSI’s auditors shall enter into a mutually acceptable confidentiality agreement with the Company.

3.	Confidentiality. MSI and the Company are entering into a mutual confidentiality agreement, dated as of the Effective Date, in the form attached hereto as Exhibit A (the “Confidentiality Agreement”).

Notwithstanding any of the foregoing, neither MSI nor the Company shall be required to provide the other with any Sensitive Information in connection with the cooperation contemplated by this letter agreement, and materials may be redacted or designated “outside counsel only” to remove Sensitive Information as may be reasonably determined by the disclosing party. “Sensitive Information” means, with respect to a person, information or materials that (i) are commercially or competitively sensitive, (ii) contain personal information or other personally identifiable information about an officer, director or control person of such person or any of its affiliates or (iii) are legally privileged.

Each of MSI and the Company shall (i) coordinate with the other regarding the timing of any public disclosures by one party or its affiliates involving information about the other party, (ii) provide the other with drafts of any such public disclosures reasonably in advance and consider in good faith any comments that the other may have with respect to such disclosures and (iii) use its commercially reasonable efforts to make the timing and content of any such public disclosures involving information about the other party in a manner consistent with the timing and content of the other’s public disclosures of such information, in each case except for public disclosures (other than any disclosures made as part of any regulatory filing or communication) that are consistent in all material respects with prior public disclosures made in compliance with this paragraph.

Each of the parties, as applicable, hereby represents and warrants to the other party, as of the date hereof, as follows: (i) such party is duly organized, validly existing and in good standing under the laws of its jurisdiction of domicile and has the full corporate or other power to carry out its obligations under this letter agreement and the Confidentiality Agreement; (ii) such party has all requisite power to enter into, consummate the transactions contemplated by, and carry out its obligations under, this letter agreement and the Confidentiality Agreement; (iii) the execution and delivery by such party of this letter agreement and the Confidentiality Agreement, and the consummation by such party of the transactions contemplated by, and the performance by such party of its obligations under, this letter agreement and the Confidentiality Agreement have been duly authorized by all requisite actions on the part of such party; (iv) this letter agreement and the Confidentiality Agreement have been duly executed and delivered by such party and constitute the legal, valid and binding obligation of such party enforceable against it in accordance with its terms;

and (v) the execution, delivery and performance by such party of the transactions contemplated by this letter agreement and the Confidentiality Agreement do not (a) violate or conflict with the organizational documents of such party or (b) violate in any material respect or conflict in any material respect with any law or order applicable to such party or any of its affiliates.

This letter agreement and any dispute arising hereunder, including with respect to the formation or validity hereof, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of conflicts of Laws thereof. Each party irrevocably submits, for the purposes of any suit, action or other proceeding arising out of, or based upon, this letter agreement or the subject matter hereof, to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the U.S. District Court for the District of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF OR RELATED TO THIS LETTER AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OR ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) SUCH PARTY MAKES SUCH WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

This letter agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which, when taken together, shall constitute one instrument. Counterparts may be delivered via electronic mail (including any electronic signature complying with the Delaware Uniform Electronic Transactions Act (6 DE Code § 12A-107), or covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g.,www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

This letter agreement and the Confidentiality Agreement, together with the other documents referenced in this letter agreement, constitute the entire agreement, and supersede all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter of this letter agreement.

This letter agreement shall terminate upon the earlier of (i) the effective date of the termination of the Framework Agreement and (ii) the effective date of the dissolution of Symphony Partners, LLC; provided that, Section 2 hereof and the related provisions of the third preceding paragraph of this Letter Agreement shall survive until such provisions have been satisfied with respect to the MSI fiscal year in which such termination occurs.

[Signature Page Follows]

If the above correctly reflects our understanding and agreement with respect to the foregoing matters, please so confirm by signing and returning the enclosed copy of this letter agreement.

MITSUI SUMITOMO INSURANCE COMPANY, LIMITED

By:	/s/ Shinichiro Funabiki
Name: Shinichiro Funabiki
Title: President and Chief Executive Officer

[Signature Page to Cooperation Letter Agreement]

Agreed to and Acknowledged as of the date first written above:

W. R. BERKLEY CORPORATION

By:	/s/ Richard M. Baio
Name: Richard M. Baio
Title: Executive Vice President, Chief Financial Officer

[Signature Page to Cooperation Letter Agreement]